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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 of the Registration Statement on Form S-4 of Electronics for Imaging, Inc. of our report dated January 21, 2003 except for Note 10 which is as of February 26, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in Electronics for Imaging, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /S/ PricewaterhouseCoopers LLP

San Jose, California
August 22, 2003